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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  July 14, 1999

                                   GO2NET, INC

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
            ---------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                 0-22047                            91-1710182

         (Commission File Number)       (IRS Employer Identification No.)


                 999 THIRD AVENUE, SUITE 4700 SEATTLE, WA 98104

               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (206) 447-1595

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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    On July 14, 1999, the audit committee of the Board of Directors of Go2Net, Inc. (the "Company") approved a resolution to dismiss Ernst & Young LLP ("E&Y") as the Company's independent accountants, effectively immediately. On July 19, 1999, the Company engaged KPMG, LLP ("KPMG") as the Company's independent accountants upon such terms as may be negotiated by management.

    E&Y's reports with respect to the Company's financial statements for the fiscal years ended September 30, 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

    In connection with the audits of the Company's financial statements for each of the two fiscal years ended September 30, 1997 and 1998 and in the subsequent interim periods through July 14, 1999, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report.

    There have been no consultations with KPMG regarding the application of accounting principles to specific transactions, or the type of audit opinion that might be rendered.

    The Company has authorized E&Y to respond fully to the inquiries of KPMG as the successor independent accountants of the Company.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

    None.

    (c) Exhibits.

         Exhibit 16.1 Ernst & Young LLP letter re change in certifying accountant.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused the Amendment to this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on July 19, 1999.

                         GO2NET, INC.

                         By: /s/ RUSSELL C. HOROWITZ
                             --------------------------
                             Russell C. Horowitz,
                             Chief Executive and
                             Chief Financial Officer


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